Exhibit 99.2

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P.

Announces Pricing of Public Offering of Common Units

Whippany, New Jersey, May 14, 2013 — Suburban Propane Partners, L.P. (NYSE:SPH) (“Suburban”), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, announced today that its underwritten public offering of 2,700,000 common units representing limited partner interests in Suburban was priced at $48.16 per common unit to the public for total net proceeds (after considering underwriter commissions and other estimated offering expenses) of approximately $124.6 million (or approximately $143.4 million if the underwriters exercise in full their option to purchase 405,000 additional common units). Suburban expects the delivery of the common units to occur on May 17, 2013, subject to customary closing conditions.

Suburban intends to use the net proceeds from this offering and from any exercise by the underwriters of their option to purchase additional common units to repay outstanding senior unsecured indebtedness up to an aggregate principal amount of $135 million, and any remainder for working capital and general partnership purposes. Contingent upon and subsequent to the closing of this offering, we expect to effect an optional redemption of a portion of our 7.375% Senior Notes due 2021 (the “2021 Senior Notes”) for up to $135 million in accordance with, and subject to, the applicable provisions of the indenture governing such senior notes. However, management reserves the right to repay other issues of outstanding senior indebtedness, as an alternative to or in combination with the optional redemption of a portion of the 2021 Senior Notes, up to $135 million, in its discretion.

Wells Fargo Securities, BofA Merrill Lynch, Citigroup, J.P. Morgan, Raymond James, Credit Suisse, Deutsche Bank Securities and Goldman, Sachs & Co. are acting as joint book-running managers of the offering. A copy of the preliminary prospectus supplement and the accompanying base prospectus, which is filed as part of Suburban’s automatically effective shelf registration statement on Form S-3 ASR, and, when available, the final prospectus supplement, may be obtained from:

Wells Fargo Securities

Attn: Equity Syndicate Department

375 Park Avenue

New York, New York 10152,

Telephone: (800) 326-5897

Email: cmclientsupport@wellsfargo.com

BofA Merrill Lynch

222 Broadway, New York, New York 10038

Attn: Prospectus Department

Email: dg.prospectus_requests@baml.com

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: (800) 831-9146

Email: at batprospectusdept@citi.com

J.P. Morgan

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: (866) 803-9204

Raymond James

Attn: Prospectus Department

880 Carillon Parkway

St. Petersburg, Florida 33716

Telephone: (800) 248-8863

Email: prospectus@raymondjames.com

Credit Suisse

Attn: Prospectus Department

One Madison Avenue

New York, New York 10010

Telephone: (800) 221-1037

Email: newyork.prospectus@credit-suisse.com

Deutsche Bank Securities

Attn.: Prospectus Group

60 Wall Street

New York, NY 10005-2836

Telephone: (800) 503-4611

Email: prospectus.CPDG@db.com

Goldman, Sachs & Co.

Attn: Prospectus Department

200 West Street

New York, New York 10282

Telephone: (866) 471-2526

Email: prospectus-ny@ny.email.gs.com.

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus may also be obtained at no charge at www.sec.gov, the website for the Securities and Exchange Commission (the “SEC”).

The common units are being offered pursuant to an automatically effective shelf registration statement, which Suburban filed with the SEC on August 7, 2012. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction. The offering of the common units was and will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus.

About Suburban Propane Partners, L.P.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange, and is headquartered in Whippany, New Jersey. Suburban serves the energy needs of its residential, commercial, industrial and agricultural customers in 41 states.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Suburban expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements regarding closing of the offering and the use of proceeds of the offering. These statements reflect Suburban’s expectations or forecasts based on assumptions made by Suburban. These statements are subject to risks including those relating to market conditions, financial performance and results, prices and demand for natural gas and oil and other important factors that could cause actual results to differ materially from our forward-looking statements. These risks are further described in Suburban’s reports filed with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made and Suburban undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

SOURCE:

Suburban Propane Partners, L.P., Michael Stivala, Chief Financial Officer, (973) 503-9252

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